The Warrants evidenced by this certificate have been issued or sold in reliance on exemptions from registration under the Securities Act of 1933 and applicable state securities laws and may not be sold or transferred except in a transaction which is exempt under such Act and state laws or pursuant to an effective registration statement under such Act and state laws.


                               The Bank of Georgia

                             STOCK WARRANT AGREEMENT

February 18, 2000                                                    [Shares]

         Warrants (the "Warrants") to purchase one share of common stock of The Bank of Georgia, a Georgia State chartered bank (the "Bank"), for each share of common stock purchased in the offering by [Name] (the "Warrant Holder"), are hereby granted to the Warrant Holder in consideration of the financial risk associated with Warrant Holder's investment in the Bank during its organizational stage and the time, expertise, and continuing involvement of the Warrant Holder in the management of the Bank. Such Warrants are granted on the following terms and conditions:

         1. Exercise of Warrants. One-third of the shares (the "Shares") subject to the Warrants granted in this Agreement shall vest on each of the first three anniversaries of the date of the Bank's incorporation (the "Incorporation Date"). Exercise of the Warrants is subject to the following:

              (a) Exercise Price. The exercise price (the "Exercise Price")
                  shall be $10.00 per Share, subject to adjustment pursuant to
                  Section 2 below.

              (b) Expiration of Warrant Term. The Warrants will expire at
                  5:00 p.m. Eastern Standard Time on the tenth anniversary of the Incorporation Date, and may not be exercised thereafter (the "Expiration Date").

              (c) Payment. The purchase price for Shares as to which the
                  Warrants are being exercised shall be paid in cash, by wire transfer, by certified or bank cashier's check, or by personal check drawn on funds on deposit with the Bank.

              (d) Method of Exercise. The Warrants shall be exercisable by a written notice delivered to the President or Secretary of the Bank which shall:

                       (i) State the owner's election to exercise the
                           Warrants, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate for such Shares is to be registered, and such person's address and tax identification number (or, if more than one, the names, addresses and tax identification numbers of such persons);

                      (ii) Be signed by the person or persons entitled to
                           exercise the Warrants and, if the Warrants are being exercised by any person or persons other than the original holder thereof, be accompanied by proof satisfactory to counsel for the Bank of the right of such person or persons to exercise the Warrants; and

                     (iii) Be accompanied by the originally executed copy
                           of this Stock Warrant Agreement.

              (e) Partial Exercise. In the event of a partial exercise of the Warrants, the Bank shall either issue a new agreement for the balance of the Shares subject to this Stock Warrant Agreement after such partial exercise, or it shall conspicuously note hereon the date and number of Shares purchased pursuant to such exercise and the number of Shares remaining covered by this Stock Warrant Agreement.

              (f) Restrictions on Exercise. The Warrants may not be
                  exercised (i) if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or banking laws or other law or regulation or
                  (ii) unless the Bank or the holder hereof, as applicable, obtains any approval or other clearance which the Bank determines to be necessary or advisable from the Georgia Department of Banking and Finance, the Federal Reserve Board, the Federal Deposit Insurance Corporation or any other state or federal banking regulatory agency with regulatory authority over the operation of the Bank (collectively the "Regulatory Agencies"). The Bank may require representations and warranties from the Warranty Holder as required to comply with applicable laws or regulations, including the Securities Act of 1933 and state securities laws.

         2. Restriction on Warrant Holders. Warrants may only be granted to persons named as incorporating directors of the Bank in the original Articles of Incorporation, except that Rick A. Duncan, who was not listed as an incorporating director in the original Articles of Incorporation, may be granted Warrants as well.

         3. Limitation on Number of Warrants. Any Warrants granted to Warrant Holder may not result in the Warrant Holder (including shares owned by the Warrant Holder's spouse and minor children) owning more than 20% of the outstanding stock of the Bank, unless the Georgia Department of Banking and Finance has approved the Warrant Holder owning more than 20% of the outstanding stock of the Bank in the Bank's charter application.

         4. Anti-Dilution; Merger. If, prior to the exercise of Warrants hereunder, the Bank (i) declares, makes or issues, or fixes a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable on the Shares in shares of its capital stock, (ii) subdivides the outstanding Shares, (iii) combines the outstanding Shares, (iv) issues any shares of its capital stock by reclassification of the Shares, capital reorganization or otherwise (including any such reclassification or reorganization in connection with a consolidation or merger or and sale of all or substantially all of the Bank's assets to any person), then the Exercise Price, and the number and kind of shares receivable upon exercise, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification, reorganization, consideration, merger or sale.

         5. Valid Issuance of Common Stock. The Bank possesses the full authority and legal right to issue, sell, transfer, and assign this Warrant and the Shares issuable pursuant to this Warrant. The issuance of this Warrant vests in the holder the entire legal and beneficial interests in this Warrant, free and clear of any liens, claims, and encumbrances and subject to no legal or equitable restrictions of any kind except as described herein. The Shares that are issuable upon exercise of this Warrant, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than restrictions under applicable state and federal securities.

         6. Compliance with Securities Laws. This Agreement and the Warrants represented hereby were issued in reliance on an exemption from registration under the Securities Act of 1933 (the "Act") for financial institutions, and other applicable exemptions under state securities laws. The Bank's reliance on such exemption is predicated in part on the Warrant Holder's representations set forth herein. Warrant Holder understands that the Warrants and the Shares issuable upon exercise of the Warrants may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, or an exemption therefrom, and that in the absence of an effective registration statement covering such shares or an available exemption from registration under the Securities Act, such Shares must be held indefinitely.

         7. Restrictions on Transferability. This theAgreement and the Warrants may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of these Warrants contrary to the provisions hereof shall be without legal effect. The Shares issuable on exercise of the Warrants may not be assigned or transferred by the Warrant Holder without the Bank's prior written consent and, if so requested by the Bank, the delivery by the Warrant Holder to the Bank of an opinion of counsel in form and substance satisfactory to the Bank stating that such transfer or assignment is in compliance with the Securities Act of 1933 and applicable state securities laws.

         8. Restrictive Legend. Each certificate for Shares issued upon exercise of the Warrant shall bear a legend stating that they have not been registered under the Securities Act of 1933 or any state securities laws and referring to the restrictions on transferability and sale herein.

         9. Mandatory Exercise; Termination.

              (a) Warrant Holder shall exercise all of Warrant Holder's then exercisable Warrants within 120 days of the date that Warrant Holder ceases to serve the Bank as an executive officer, employee, or director. Warrant Holder agrees to exercise any Warrants that are not exercisable on the date in which Warrant Holder ceases to serve the Bank within 120 days of the date that those Warrants become exercisable.

              (b) The Bank may be required to increase its capital to meet capital requirements imposed by statute, rule, regulation, or guideline. In order to achieve such capital increase, the Regulatory Agencies may direct the Bank to require the Warrant Holders to either (i) exercise all part of their Warrants or
                  (ii) allow the Warrants to be terminated. If the Regulatory Agencies so direct the Bank, then the Warrant Holder must exercise or forfeit the Warrants as set forth below.

              (c) When the Bank is required to increase its capital as
                  described in subsection (a) above, the Bank shall send a notice (the "Notice") to the Warrant Holder (i) specifying the number of Shares relating to the Warrants for which the Warrants must be exercised (the "Number") (if less than all shares relating to warrants held by all holders of warrants of the Bank under agreements substantially similar to this one are required by the Bank to be exercised or cancelled, the Number for the Warrant Holder shall reflect a proportionate allocation based on the number of Shares subject to this Agreement as compared to the total number of shares subject to warrants held by all such warrant holders as a group); (ii) specifying the date prior to which the Warrants must be totally or partially exercised, as the case may be (the "Deadline"); (iii) specifying the Exercise Price for the Shares to be purchased pursuant to the Warrants (such Exercise Price not to be less than current book value per share); and
                  (iv) stating that the failure of the Warrant holder to exercise the Warrants shall result in their automatic termination.

              (d) If the Warrant holder does not exercise the Warrants
                  pursuant to the terms of the Notice, this Agreement shall be automatically terminated on the Deadline, without further act or action by the Warrant Holder or the Bank, and the Warrant Holder shall deliver this Agreement to the Bank for cancellation. If the Number is less than the total number of Shares that are then subject to exercise under this Agreement, the Bank shall issue a new Stock Warrant Agreement in compliance with Section 1(e) hereof.

         10. Covenants of the Bank. During the term of the Warrants, the Bank shall:


              (a) at all times authorize, reserve and keep available, solely for issuance upon exercise of this Warrant, sufficient shares of common stock from time to time issuable upon exercise of this Warrant;

              (b) on receipt of evidence reasonably satisfactory to the Bank of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Bank or, in the case of mutilation, on surrender and cancellation of this Warrant, at its expense execute and deliver, in lieu of this Warrant, a new Warrant of like tenor; and

              (c) on surrender for exchange of this Warrant or any Warrant substituted therefor pursuant hereto, properly endorsed, to the Bank, at its expense, issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces
                                       4
                  thereof for the issuances of the number of shares of common stock issuable pursuant to the terms of the Warrant or Warrants so surrendered.


         11. No Dilution or Impairment. The Bank shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Bank, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary in order to protect the exercise rights of the holder against improper dilution or other impairment.


         12. Amendment. Neither this Agreement nor the rights granted hereunder may be amended, changed or waived except in writing signed by each party hereto.


         IN WITNESS WHEREOF, the Bank has executed and the holder has accepted this Stock Warrant Agreement as of the date and year first above written.


                                      THE BANK OF GEORGIA


                                      By:
                                         ---------------------------------------
                                              President
(CORPORATE SEAL)
                                      Attest:
                                             -----------------------------------
                                              Secretary

                                      WARRANT HOLDER:

                                      By:
                                         ---------------------------------------
                                               Signature

                                              Print Name
                                      ------------------------------------------